Exhibit 99.2

Brookfield Business Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12 Bermuda

February 26, 2016	VIA EDGAR

Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street NE
Washington, DC   20549-3561

Re:                 Brookfield Business Partners L.P.
Amendment No. 3 to Registration Statement on Form F-1
File No. 333-207621

Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Brookfield Business Partners L.P., a foreign private issuer organized under the laws of Bermuda (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its Amendment No. 3 to the Registration Statement on Form F-1 (the “Registration Statement”) relating to a proposed spin-off by Brookfield Asset Management Inc. (“Brookfield”) and listing in the United States of the Company’s limited partnership units.

The Company has included in the Registration Statement the audited combined carve-out financial statements of Brookfield’s business services, resources and industrial operations, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, as at December 31, 2014 and December 31, 2013 and for each of the years in the three year period ended December 31, 2014, and the unaudited condensed combined carve-out financial statements  of Brookfield’s business services, resources and industrial operations as at June 30, 2015 and December 31, 2014 and for the three and six month periods ended June 30, 2015 and June 30, 2014.

In a letter from the Commission dated February 16, 2016, the Company received confirmation that the Commission will waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

In connection with this waiver, the Company represents to the Commission that:

1. The Company is not currently a public reporting company in any jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to comply with the 12-month requirement.

3. Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2015 will be available until the end of March 2016.

5. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Brookfield Business Partners L.P. by its general partner,
1922859 Alberta ULC

/s/ A.J. Silber
By: A.J. Silber
Title: General Counsel and Secretary